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                                                                      EXHIBIT 21


Subsidiary                                             Jurisdiction
----------                                             ------------

American Real Estate Holdings Limited Partnership      Delaware
Bayswater Development, LLC                             Delaware
New Seabury Properties, L.L.C.                         Delaware
National Energy Group, Inc.                            Delaware
Stratosphere Corporation                               Delaware
Stratosphere Gaming Corp.                              Nevada
The Bayswater Group LLC                                Delaware